Exhibit 10.31

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of December 21, 2007, is made by and between Heska Corporation, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) (each of Heska and Diamond may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and Wells Fargo Bank, National Association, operating through its Wells Fargo Business Credit operating division (the “Lender”).

Recitals

The Borrowers and the Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005, (as amended to date and as the same may be hereafter amended from time to time, the “Credit Agreement”).

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.     Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“Diamond Revolving Note” means the Third Amended and Restated Revolving Note of Diamond and Heska in the form attached as Exhibit B to the Third Amendment to this Agreement.

“Heska Revolving Note” means the Third Amended and Restated Revolving Note of Heska in the form attached as Exhibit A to the Third Amendment to this Agreement.

“Maximum Line” means $15,000,000, unless said amount is reduced pursuant to Section 2.12, in which event it means the amount to which said amount is reduced.

2.     Inventory Cap. The figure “$4,750,000” in clause (iii) of the definition of “Borrowing Base” is replaced by the figure “$7,500,000”.

3.     Schedules.  Schedule 5.4 and Schedule 5.6 to the Credit Agreement are replaced by Schedule 5.4 and Schedule 5.6 to this Amendment.

4.     No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

5.     Origination Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $15,000 in consideration of the Lender’s execution and delivery of this Amendment.

6.     Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with the following, each in form and substance acceptable to the Lender in its sole discretion:

(a)   The replacement Revolving Notes (the “Replacement Notes”) in the form set forth in Exhibits A and B to this Amendment.

(b)   Payment of the fee described in paragraph 5.

(c)   A Certificate of Authority of the Borrowers certifying as to the resolutions of the boards of directors of the Borrowers approving the execution and delivery of this Amendment.

(d)   Such other matters as the Lender may require.

7.     Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a)           The Borrowers have all requisite power and authority to execute this Amendment and the Replacement Notes and to perform all of its obligations hereunder, and this Amendment and the Replacement Notes have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b)           The execution, delivery and performance by the Borrowers of this Amendment and the Replacement Notes have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

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8.     No Waiver. The execution of this Amendment and acceptance of the Replacement Notes and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

9.     Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10.   Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

11.   Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION		DIAMOND ANIMAL HEALTH, INC.
By	/s/ Jason Napolitano	By	/s/ Jason Napolitano
	Its Chief Financial Officer		Its Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By	/s/ Tim Ulrich
Tim Ulrich, Vice President

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Exhibit A to Third Amendment

THIRD AMENDED AND RESTATED REVOLVING NOTE
(Heska)

$15,000,000	Denver, Colorado

December         , 2007

                For value received, the undersigned, HESKA CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and among the Lender, the Borrower and Diamond Animal Health, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in substitution for and replacement of, but not in repayment of, the Borrower’s Second Amended and Restated Revolving Note dated as of March 26, 2004, in the original principal amount of $12,000,000.  This Note is the Heska Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

HESKA CORPORATION

By
Its

Exhibit B to Third Amendment

THIRD AMENDED AND RESTATED REVOLVING NOTE
(Diamond Animal Health)

$15,000,000	Denver, Colorado
December , 2007

                For value received, the undersigned, DIAMOND ANIMAL HEALTH, INC., an Iowa corporation (“Diamond”), and HESKA CORPORATION, a Delaware corporation (collectively, the “Borrowers”), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to Diamond under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in substitution for and replacement of, but not in repayment of, the Borrowers’ Second Amended and Restated Revolving Note dated as of March 26, 2004, in the original principal amount of $12,000,000.  This Note is the Diamond Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DIAMOND ANIMAL HEALTH, INC.	HESKA CORPORATION

By	By
Its	Its

Schedule 5.4

Subsidiaries

Heska Corporation Subsidiaries:

Diamond Animal Health, Inc. (Iowa)

Heska AG (Switzerland)

Sensor Devices, Inc. (Wisconsin; - inactive)

Diamond Animal Health, Inc. Subsidiaries:

None

Heska AG Subsidiaries:

None

Schedule 5.6

Litigation Matters

None